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                                                                    Exhibit 23.1

After the execution of definitive agreements to undertake the Consolidation discussed in Note 9 of the combined financial statements of Girgenti, Hughes, Butler & McDowell, Inc. and Affiliates, and Note 11 of the consolidated financial statements of Milton Marketing Group Limited and Subsidiaries, we expect to be in a position to render the following consent.


August 29, 1997                                        /s/ Arthur Andersen LLP
                                                       -------------------------
                                                       Arthur Andersen LLP



                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the use of our reports dated January 24, 1997 (except with respect to the matters discussed in Note 9, as to which the date is ___, 1997), and January 27, 1997 (except with respect to the matters discussed in Note 11, as to which the date is ___, 1997) and to all references to our Firm included in or made a part of this registration statement.

Melville, New York
          , 1997